EXHIBIT 16.2

S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas

                                                     December 20, 2001



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On December 20, 2001, this Firm received a draft copy of a Form 8-K/A to be filed by Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) (Company) (SEC File #33-25126-D, CIK #842013), in response to an SEC Comment Letter dated December 6, 2001, reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K/A, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA
S. W. Hatfield, CPA



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